Exhibit 1.1

EXECUTION VERSION

UNDERWRITING AGREEMENT

6,000,000 SHARES

CITY OFFICE REIT, INC.

COMMON STOCK

UNDERWRITING AGREEMENT

OCTOBER 2, 2019

BMO Capital Markets Corp.

as Representative of the Several Underwriters

Named in SCHEDULE I hereto

c/o BMO Capital Markets Corp.

3 Times Square

New York, NY 10036

Ladies and Gentlemen:

City Office REIT, Inc., a Maryland corporation (the “Company”) and the sole general partner of City Office REIT Operating Partnership, L.P., a Maryland limited partnership (the “Operating Partnership”), confirm their agreement with each of the several underwriters named in Schedule I hereto (the “Underwriters”) with respect to (i) the issuance and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of 6,000,000 shares (the “Firm Shares”) of the Company’s common stock, $0.01 par value per share (the “Common Stock”), and (ii) the grant by the Company to the Underwriters, acting severally and not jointly, of an option to purchase up to an additional 900,000 shares of Common Stock (the “Optional Shares”), as provided in Section (ii)(b). The Firm Shares and, if and to the extent such option is exercised, the Optional Shares, are collectively called the “Shares.” BMO Capital Markets Corp. has agreed to act as representative of the several Underwriters (in such capacity, the “Representative”) in connection with the offering and sale of the Shares.

At the Closing Time (as defined in Section (iii)(a) hereof), the Company will contribute the net proceeds from the offering of the Shares to the Operating Partnership in exchange for limited partnership units in the Operating Partnership (the “OP Units”), and the Operating Partnership will issue OP Units to the Company. For purposes of this Agreement, the terms “Subsidiary” or “Subsidiaries” shall mean those entities in which the Company or the Operating Partnership holds at least a 50% equity interest, each of which is listed on Schedule III hereto.

In consideration of the mutual agreements contained in this Underwriting Agreement (this “Agreement”), the Company, the Operating Partnership and the Underwriters, intending to be legally bound, hereby confirm their agreement as follows:

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a “shelf” registration statement on Form S-3 (No. 333-218419), which became effective on June 12, 2017 under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder (the “Securities Act Regulations”), including a base prospectus (the “Base Prospectus”) relating to the securities of the Company that may be sold from time to time by the Company in accordance with Rule 415 of the Securities Act Regulations, and such amendments thereof as may have been required to the date of this Agreement. Such registration statement, including the amendments thereto, the exhibits thereto and any schedules thereto, in the form in which it became effective under the Securities Act and Securities Act Regulations, including all documents incorporated or deemed to be incorporated by reference therein and any information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B of the Securities Act Regulations, is herein called the “Registration Statement.” Any registration statement, including any post-effective amendments thereto, filed pursuant to Rule 462(b) of the Securities Act Regulations is herein called the “Rule 462(b) Registration Statement” and, after such filing, the term “Registration Statement” shall include the Rule 462(b) Registration Statement.

The preliminary prospectus supplement dated October 2, 2019 (the “Preliminary Prospectus Supplement”) describing the Shares and the Offering, together with the Base Prospectus, is called the “Preliminary Prospectus,” and the Preliminary Prospectus and any other prospectus supplement to the Base Prospectus in preliminary form that describes the Shares and Offering and is used prior to the filing of the Prospectus (as defined below), together with the Base Prospectus, is called a “preliminary prospectus.” As used herein, the term “Prospectus” shall mean the final prospectus supplement to the Base Prospectus that describes the Shares and the Offering (the “Final Prospectus Supplement”), together with the Base Prospectus, in the form first used by the Underwriters to confirm the sales of the Shares or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 of the Securities Act Regulations. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing, or any “free writing prospectus” (as defined in Rule 405 of the Securities Act Regulations (“Rule 405”)), shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system or any successor system (“EDGAR”).

As used in this Agreement:

“Applicable Time” means 4:05 p.m., New York City time, on October 2, 2019 or such other time as agreed by the Company and the Representative.

“General Disclosure Package” means the Preliminary Prospectus, as amended or supplemented at or prior to the Applicable Time, any Issuer Free Writing Prospectuses issued at or prior to the Applicable Time and the information included on Schedule II hereto, all considered together.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Securities Act Regulations (“Rule 433”), including, without limitation, any “free writing prospectus” relating to the Shares that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Shares or of the Offering that does not reflect the final terms, in each case, in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic road show,” as defined in Rule 433 (the “Bona Fide Electronic Road Show”)), as evidenced by its being specified in Schedule IV hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

All references in this Agreement to financial statements and schedules and other information which are “contained,” “included,” “stated” or “part of” in the Registration Statement, the Base Prospectus, any preliminary prospectus, the General Disclosure Package or the Prospectus (or other references of like import) shall include all such financial statements and schedules and other information that is incorporated by reference in or otherwise deemed by Securities Act Regulations to be a part of or included in the Registration Statement, the Base Prospectus, any preliminary prospectus, the General Disclosure Package or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, the Base Prospectus, any preliminary prospectus or the Prospectus shall include the filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which is incorporated by reference in or otherwise deemed by the Securities Act Regulations to be a part of or included in the Registration Statement, the Base Prospectus, such preliminary prospectus or the Prospectus, as the case may be.

(i) Representations and Warranties of the Company and the Operating Partnership. The Company and the Operating Partnership, on a joint and several basis, represent and warrant to, and agree with, the Underwriters that:

(a) The Company met the requirements for use of Form S-3 under the Securities Act at the time the Registration Statement was filed. Each of the Registration Statement and any amendment thereto has become effective under the Securities Act. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the Securities Act, no order preventing or suspending the use of any preliminary prospectus, the Prospectus or any free writing prospectus has been issued and no proceedings for any of the foregoing purposes have been instituted or are pending or, to the Company’s knowledge, are threatened. The Company has complied with each request (if any) from the Commission for additional or supplemental information. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, at the time they were or hereafter are filed with the Commission, or became effective under the Exchange Act, as the case may be, complied and will comply (as applicable) in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission adopted thereunder.

(b) Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective, complied in all material respects with the requirements of the Securities Act and the Securities Act Regulations. Each preliminary prospectus, the Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, complied in all material respects with the requirements of the Securities Act and the Securities Act Regulations. Each preliminary prospectus delivered to the Underwriters for use in connection with the Offering and the Prospectus was or will be identical to the electronically transmitted copies thereof filed with the Commission via EDGAR, except to the extent permitted by Regulation S-T.

(c) Neither the Registration Statement nor any amendment thereto, at its effective time, at the Closing Time or at any Date of Delivery, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the Applicable Time, none of (A) the General Disclosure Package and (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto, as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b), at the Closing Time or at any Date of Delivery, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, at the time the Registration Statement became effective or when such documents incorporated by reference were filed with the Commission, as the case may be, when read together with the other information in the Registration Statement, the General Disclosure Package or the Prospectus, as the case may be, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative expressly for use therein. For purposes of this Agreement, the only information so furnished shall be the first and the second sentences of the fourth paragraph, the twelfth paragraph relating to stabilization and short sales, in each case, under the caption “Underwriting (Conflicts of Interest)” contained in the Prospectus (collectively, the “Underwriter Information”).

(d) No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement or the Prospectus and any preliminary prospectus or other prospectus deemed to be a part thereof that has not been superseded or modified. The Company has made available a Bona Fide Electronic Road Show in compliance with Rule 433(d)(8)(ii) such that no filing of any “road show” (as defined in Rule 433(h)) is required in connection with the Offering.

(e) The statements in the Registration Statement, the General Disclosure Package and the Prospectus under the captions “Description of Stock,” “Certain Provisions of Maryland Law and Our Charter and Bylaws,” “Description of the Partnership Agreement of City Office REIT Operating Partnership, L.P.,” “Material Federal Income Tax Considerations,” and “Underwriting,” and in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 under the caption “Item 13. Certain Relationships and Related Transactions, and Director Independence.” insofar as such statements summarize legal matters, agreements, documents or legal or governmental proceedings discussed therein, are accurate, complete and fair summaries of such legal matters, agreements, documents or legal or governmental proceedings. There are no contracts, agreements or other documents, instruments or transactions of any character required to be described or referred to in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement that have not been so described, referred to or filed, as required.

(f) At the time of filing the Registration Statement and any post-effective amendment thereto at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act Regulations) of the Shares and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

(g) From the time of the initial submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”). Pursuant to Section 107(b)(3) of the Jumpstart Our Business Startups Act, the Company has opted out of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards.

(h) There are no material legal or governmental proceedings pending or, to the knowledge of the Company or the Operating Partnership, threatened to which the Company, the Operating Partnership or any of the Subsidiaries is a party, or to which any of their respective properties or assets are subject, that are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus that are not so described.

(i) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland, and has all necessary corporate power and authority, to own or lease and operate its properties and to conduct its current business as described in the Registration Statement, the General Disclosure Package and the Prospectus, and to execute, deliver and perform its obligations under this Agreement. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failures so to qualify or be in good standing could not, (A) individually, or in the aggregate, have a material adverse effect on the condition, financial or otherwise, or on the earnings, properties, assets, business affairs or business prospects (collectively, the “Business Conditions”) of the Company, the Operating Partnership and the Subsidiaries taken as a whole of the Company or (B) prevent the consummation of the transaction contemplated hereby (the occurrence of any such effect or any such prevention described in the foregoing clauses (A) and (B) being referred to as a “Material Adverse Effect”).

(j) The Operating Partnership is duly organized, validly existing as a limited partnership and in good standing under the laws of the State of Maryland, and has all necessary limited partnership power and authority, to own or lease and operate its properties and to conduct its current business as described in the Registration Statement, the General Disclosure Package and the Prospectus, and to execute, deliver and perform its obligations under this Agreement. The Operating Partnership is duly qualified as a foreign limited partnership to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or be in good standing could not result in a Material Adverse Effect.

(k) Each Subsidiary is validly existing as a corporation, limited partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its organization set forth opposite its name on Schedule III annexed hereto; the Subsidiaries listed on Schedule III comprise all of the subsidiaries of the Company; each Subsidiary has the full power and authority to own or lease, as the case may be, its properties and to operate its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing as a foreign corporation, limited partnership or limited liability company, as the case may be, in each jurisdiction in which the conduct of its business or its ownership or leasing of its properties requires such qualification, except to the extent that the failure to be so qualified or be in good standing could not have a Material Adverse Effect; all of the issued shares of capital stock, units of limited partnership interest and units of membership interest, as the case may be, of each Subsidiary have been duly authorized, are validly issued, are, with respect to shares of capital stock, fully paid and non-assessable, have been issued in compliance with all applicable securities laws and were not issued in violation of any preemptive or similar rights, except as would not reasonably be expected to have a Material Adverse Effect; except as described in the Registration Statement, the General Disclosure Package and the Prospectus, the Company or the Operating Partnership, as the case may be, owns the shares of capital stock, units of limited partnership interest or percentage of membership interests of the Subsidiaries as described in the Registration Statement, the General Disclosure Package and the Prospectus as being owned by the Company or the Operating Partnership, as the case may be, free and clear of all security interests, liens, mortgages, encumbrances, pledges, claims or other defects of any kind (collectively, “Liens”), except as would not reasonably be expected to have a Material Adverse Effect and no options, warrants or other rights to purchase, agreements or other obligations to issue, or other rights to convert any obligations into shares of capital stock or ownership interests in each of the Subsidiaries or securities convertible into or exchangeable for capital stock of, or other ownership interests in any of the Subsidiaries are outstanding, except as disclosed in the Registration Statement, the General Disclosure Package or the Prospectus.

(l) This Agreement has been duly executed and delivered by each of the Company and the Operating Partnership.

(m) The execution, delivery and performance of this Agreement and the transactions contemplated herein and in the Registration Statement, the General Disclosure Package and the Prospectus (including the issuance and sale of the Shares and the use of proceeds from the sale of the Shares as described therein under the caption “Use of Proceeds”) have been duly authorized by all necessary corporate or other action and, do not and will not, with or without the giving of notice or the lapse of time, or both, (i) conflict with or constitute a breach of any term or provision of the Company’s, Operating Partnership’s or the Subsidiaries’ respective charter, certificate of limited partnership, bylaws, limited partnership agreement or similar governing documents; (ii) result in a breach of, constitute a default under, result in the termination or modification of, result in the creation or imposition of any Lien, security interest, charge or encumbrance upon any of the properties of the Company, the Operating Partnership or the Subsidiaries or, except as contemplated by this Agreement, require any payment by the Company, the Operating Partnership or any of the Subsidiaries or impose any liability on the Company, the Operating Partnership or any of the Subsidiaries pursuant to, any contract, indenture, mortgage, deed of trust, commitment or other agreement or instrument to which the Company, the Operating Partnership or any of the Subsidiaries is a party or by which any of their respective properties are bound or affected other than this Agreement; (iii) violate any law, rule, regulation, judgment, order or decree of any government or governmental agency, instrumentality or court, domestic or foreign, having jurisdiction over the Company, the Operating Partnership or the Subsidiaries or any of their respective properties or businesses; or (iv) result in a breach, termination or lapse of the Company’s, Operating Partnership’s or the Subsidiaries’ corporate or other power and authority to own or lease and operate their respective properties and conduct their respective businesses, except, in the cases of clauses (ii) and (iii) above, as would not reasonably be expected to have a Material Adverse Effect.

(n) At the Applicable Time, the Closing Time and on any Date of Delivery, there are and will be no (i) options or warrants or other outstanding rights to purchase, agreements or obligations to issue or agreements or other rights to convert or exchange any obligation or security into, capital stock of the Company or securities convertible into or exchangeable for capital stock of the Company, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus or (ii) grant of options, restricted stock or restricted stock units after the date of the Registration Statement, the General Disclosure Package or the Prospectus under any stock incentive plan of the Company, except as described in the Registration Statement, the General Disclosure Package and the Prospectus. The information in the Registration Statement, General Disclosure Package and the Prospectus insofar as it relates to all outstanding options and restricted stock units and other rights to acquire securities of the Company as of the dates referred to in the Registration Statement, the General Disclosure Package and the Prospectus, is true and correct in all material respects.

(o) The capitalization of the Company is as set forth in the column entitled “Actual” under the caption “Capitalization” in the Registration Statement, the General Disclosure Package and the Prospectus. The authorized, issued and outstanding shares of capital stock of the Company are as set forth in the Registration Statement, the General Disclosure Package and the Prospectus (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or equity incentive plans described in the Registration Statement, the General Disclosure Package and the Prospectus or pursuant to the exercise, redemption or exchange of convertible or exchangeable securities or options, including OP Units, referred to in the Registration Statement, the General Disclosure Package and the Prospectus). The outstanding shares of the Company’s capital stock have been duly authorized and are validly issued, fully paid and non-assessable, and none of such outstanding shares of the Company’s capital stock has been issued in violation of any preemptive rights or similar rights of any securityholder of the Company. All previous offers and sales of the outstanding shares of the Company’s capital stock, whether described in the Registration Statement, the General Disclosure Package, the Prospectus or otherwise, were made in conformity with applicable federal, state and foreign securities laws. The authorized capital stock of the Company, including, without limitation, the outstanding Common Stock, conform in all material respects with the descriptions thereof in the Registration Statement, the General Disclosure Package and the Prospectus, and such descriptions conform in all material respects with the instruments defining the same.

(p) The authorized, issued and outstanding OP Units are as set forth in the Registration Statement, the General Disclosure Package and the Prospectus. The OP Units have been duly authorized, are validly issued and have been issued in compliance with applicable securities laws and were not issued in violation of any preemptive or similar rights. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, OP Units of or ownership interests in the Operating Partnership are or will be outstanding at the Applicable Time, the Closing Time or the Date of Delivery.

(q) The Shares to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable; and the issuance of the Shares is not subject to the preemptive or other similar rights of any securityholder of the Company. The description of the Company’s stock plans, equity incentive plans and other equity arrangements, and the rights granted thereunder, set forth in the Registration Statement, the General Disclosure Package and the Prospectus, accurately and fairly presents, in all material respects, the information required to be shown with respect to such plans, arrangements and rights.

(r) Neither of the Company’s nor the Operating Partnership’s securities are rated by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act.

(s) Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company or any of the Subsidiaries, on the one hand, and any person, on the other hand, granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

(t) Prior to the Closing Time, the Company will have applied to have the Shares listed on the New York Stock Exchange (the “NYSE”). The Company is in material compliance with the rules of the NYSE, including, without limitation, the requirements for continued listing of the Common Stock on the NYSE, and there are no actions, suits or proceedings pending or, to the knowledge of the Company and the Operating Partnership, threatened or contemplated, and the Company has not received any notice from the NYSE regarding the revocation of such listing or otherwise regarding the delisting of shares of Common Stock.

(u) No consent, approval, authorization, order, registration, license or permit of, or filing or registration with, any court, government, governmental agency, instrumentality or other regulatory body or official is required for the valid and legal execution, delivery and performance by the Company and the Operating Partnership of this Agreement and the consummation of the transactions contemplated hereby, except (i) such as may be required for the registration of the Shares under the Securities Act and the listing of the Shares on the NYSE, (ii) filings under the Exchange Act, or (iii) filings required for compliance with the applicable state securities or Blue Sky laws or the bylaws, rules and other pronouncements of FINRA.

(v) Upon the completion of the Offering, the Company will be the holder of the OP Units as described in the Registration Statement, the General Disclosure Package and the Prospectus, and the Company will be the sole general partner of the Operating Partnership.

(w) The financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated, the City Office Predecessor (as defined in the Registration Statement, the General Disclosure Package and the Prospectus) as of the dates indicated and their respective statements of operations, stockholders’ equity and cash flows for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. The pro forma financial statements and the related notes thereto included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus under the Securities Act or the Securities Act Regulations. All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, if any, fairly present the information called for in all material respects and have been prepared in accordance with the Commission’s rules and guidelines applicable thereto. The Company’s ratio of earnings to combined fixed charges and preferred share dividends included in the Registration Statement, the General Disclosure Package and the Prospectus have been calculated in compliance with Item 503(d) of Regulation S-K under the Securities Act.

(x) Since the respective dates as of which information is given, or incorporated by reference, in the Registration Statement, the General Disclosure Package and the Prospectus, except as otherwise stated therein, there has not been (i) any Material Adverse Effect; (ii) any material adverse change, loss, reduction, termination or non-renewal of any material contract to which the Company, the Operating Partnership or any of the Subsidiaries is a party; (iii) any transaction entered into by the Company, the Operating Partnership or any of the Subsidiaries not in the ordinary course of its business that is material to the Company, the Operating Partnership or any Subsidiary; (iv) any dividend or distribution of any kind declared, paid or made by the Company on its capital stock, except for regular quarterly dividends on the Common Stock or shares of the Company’s 6.625% Series A Cumulative Redeemable Preferred Stock in amounts per share as set forth in the Registration Statement, General Disclosure Package and the Prospectus or, in the case of a regular quarterly dividend that has been declared by the Company’s board of directors but not yet announced by the Company, in an amount equal to the amount of the most recent regular quarterly dividend set forth in the Prospectus; (v) any liabilities or obligations, direct or indirect, incurred by the Company, the Operating Partnership or any of the Subsidiaries that are material to the Company or any of the Subsidiaries; (vi) any change in the capitalization of the Company or any of the Subsidiaries, except for issuances pursuant to the Company’s equity incentive plans; or (vii) any change in the indebtedness of the Company, the Operating Partnership or any of the Subsidiaries that is material to the Company or any Subsidiary.

(y) Neither the Company, the Operating Partnership nor any affiliate thereof has taken or will take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of Common Stock to facilitate the sale or resale of the Shares or to result in a violation of Regulation M under the Exchange Act.

(z) The Company, the Operating Partnership and the Subsidiaries have filed with the appropriate federal, state and local governmental agencies, and all foreign countries and political subdivisions thereof, all material tax returns that are required to be filed or have duly obtained extensions of time for the filing thereof; and have paid all material taxes shown on such returns or otherwise due and all material assessments received by them to the extent that the same have become due, except for such taxes or assessments, if any, as are being contested in good faith by appropriate proceedings and for which adequate reserves have been made for financial accounting purposes. Neither the Company, the Operating Partnership nor any of the Subsidiaries has executed or filed with any taxing authority, foreign or domestic, any agreement extending the period for assessment or collection of any income or other tax and none of them is a party to any pending action or proceeding by any foreign or domestic governmental agency for the assessment or collection of taxes, and no claims for assessment or collection of taxes have been asserted against the Company, the Operating Partnership or any of the Subsidiaries that would reasonably be expected to have a Material Adverse Effect.

(aa) The accountants who certified the financial statements and supporting schedules included in the Registration Statement, the General Disclosure Package and the Prospectus are independent public accountants as required by the Securities Act, the Securities Act Regulations and the Public Company Accounting Oversight Board (United States).

(bb) Neither the Company, the Operating Partnership nor any of the Subsidiaries is in violation of, or in default under, any of the terms or provisions of (i) its charter, bylaws, certificate of formation, operating agreement, limited partnership agreement or similar governing instruments, (ii) any indenture, mortgage, deed of trust, contract, commitment or other agreement or instrument to which it is a party or by which it or any of its assets or properties is bound or affected or (iii) any law, rule, regulation, judgment, order or decree of any government or governmental agency, instrumentality or court, domestic or foreign, having jurisdiction over it or any of its properties or business, except, with respect to clause (ii) or (iii) above, where any such default would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(cc) Each of the Company, the Operating Partnership and the Subsidiaries owns, or possesses adequate rights to use, or can acquire on reasonable terms, all patents, patent applications, trademarks, trademark registrations, applications for trademark registration, trade names, service marks, licenses, inventions, copyrights, know-how (including any unpatented and/or unpatentable proprietary or confidential technology, information, systems, design methodologies and devices or procedures developed or derived from or for the Company’s, the Operating Partnership’s or the Subsidiaries’ businesses), trade secrets, confidential information, processes and formulations and other proprietary information necessary for, used in, or proposed to be used in, the conduct of the business of the Company, the Operating Partnership and the Subsidiaries as described in the Registration Statement, the Disclosure Package and the Prospectus (collectively, the “Intellectual Property”). The Company, the Operating Partnership or any of the Subsidiaries has not received any notice of conflict with, and to the Company’s and Operating Partnership’s knowledge, neither the Company, the Operating Partnership nor any of the Subsidiaries has infringed or is infringing, the asserted rights of others with respect to the Intellectual Property that if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect, and the Company and the Operating Partnership knows of no reasonable basis therefore. To the knowledge of the Company and the Operating Partnership, no other parties have infringed upon or are in conflict with any material Intellectual Property owned by the Company, the Operating Partnership or the Subsidiaries. Neither the Company, the Operating Partnership nor any of the Subsidiaries is a party to, or bound by, any agreement pursuant to which royalties, honorariums or fees are payable by the Company, the Operating Partnership or any of the Subsidiaries to any person by reason of the ownership or use of any Intellectual Property, except for software and computer applications used in the ordinary course of business.

(dd) (i) The Company, the Operating Partnership and Subsidiaries have marketable title in fee simple or leasehold interests to all real property and good title to all personal property, in each case as described in the Registration Statement, the General Disclosure Package and the Prospectus as being owned by the Company, the Operating Partnership and the Subsidiaries (the “Properties”), and in each case, free and clear of all Liens, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus or except as does not, individually or in the aggregate, materially affect the value of such Properties and do not materially interfere with the use made and proposed to be made of such Properties as a whole by the Company, the Operating Partnership or any of the Subsidiaries; (ii) all Liens on or affecting the Properties that are required to be disclosed in the Registration Statement, the General Disclosure Package and the Prospectus are disclosed therein; (iii) all of the leases and subleases material to the business of the Company, the Operating Partnership and each Subsidiary, taken as a whole, and under which the Company, the Operating Partnership or any Subsidiaries hold Properties described in the Registration Statement, the General Disclosure Package and the Prospectus, are in full force and effect, with such exceptions as are not material, and neither the Company, the Operating Partnership nor any Subsidiary has received any notice and each is otherwise unaware of any material claim of any sort that has been asserted by anyone adverse to the rights of any of the Company, the Operating Partnership or the Subsidiaries under any of such leases or subleases, or affecting or questioning the rights of any of the Company, the Operating Partnership or the Subsidiaries to the continued possession of the leases or subleased premises under any such lease or sublease; (iv) none of the Company, the Operating Partnership or any of the Subsidiaries is in violation of any municipal, state or federal law, rule or regulation concerning the Properties or any part thereof, which violation would reasonably be expected to have a Material Adverse Effect; (v) each of the Properties held by the Company, the Operating Partnership and the Subsidiaries complies with all applicable zoning laws, laws, ordinances, regulations, development agreements, reciprocal easement agreements, ground or airspace leases and deed restrictions or other covenants, except where the failure to comply would not individually or in the aggregate reasonably be expected to materially affect the value of the Properties or interfere in any material respect with the use made and proposed to be made of the Properties by the Company, the Operating Partnership and the Subsidiaries; (vi) none of the Company, the Operating Partnership or the Subsidiaries have received from any federal, state, local, municipal or other administrative, regulatory or governmental authority (collectively, “Governmental Authority”) any notice of any condemnation of or zoning change materially affecting the Properties or any part thereof, and neither the Company nor the Operating Partnership knows and each is otherwise unaware of any such condemnation or zoning change that is threatened; and (vii) except as otherwise described in the Registration Statement, the General Disclosure Package and the Prospectus, no tenant under any of the leases at the Properties has a right of first refusal to purchase the premises demised under such lease.

(ee) The Operating Partnership and each Subsidiary has title insurance on the fee interests and/or leasehold interests in their respective Properties covering such risks and in such amounts as are commercially reasonable for such Properties, and such title insurance is in full force.

(ff) Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, (i) the mortgages and deeds of trust encumbering the Properties described in the Registration Statement, the General Disclosure Package and the Prospectus are not convertible into debt or equity securities of the entity owning such Property described; (ii) such mortgages and deeds of trust that will remain outstanding are not cross-defaulted or cross-collateralized with any property other than the Properties; and (iii) none of the Company, the Operating Partnership or any Subsidiary holds participating interests in such mortgages or deeds of trust.

(gg) Except as described in the Registration Statement, the General Disclosure Package and the Prospectus or as would not reasonably be expected, singly or in the aggregate, to result in a Material Adverse Effect, (A) neither the Company, the Operating Partnership nor any of the Subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, contaminants, toxic or hazardous wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company, the Operating Partnership and the Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or to the knowledge of the Company and the Operating Partnership, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company, the Operating Partnership or any of the Subsidiaries and (D) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or Governmental Authority, against or affecting the Company, the Operating Partnership or any of the Subsidiaries relating to Hazardous Materials or any Environmental Laws.

(hh) Each of the Company, the Operating Partnership and the Subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are commercially reasonable in respect of the businesses in which they are engaged as described in the Registration Statement, the General Disclosure Package and the

Prospectus; each such policy and instrument is, to the knowledge of the Company and the Operating Partnership, in full force and effect and each of the Company, the Operating Partnership, and the Subsidiaries is in compliance with the terms of such policies and instruments in all material respects; except as described in the Registration Statement, the General Disclosure Package and the Prospectus, none of the Company, the Operating Partnership or the Subsidiaries has made any material claims under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; none of the Company, the Operating Partnership or the Subsidiaries has been refused any insurance coverage sought or applied for; and none of the Company, the Operating Partnership, or the Subsidiaries has any reasonable reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business as currently conducted or as proposed to be conducted as described in the Registration Statement, the General Disclosure Package and the Prospectus at a cost that would not reasonably be expected to have a Material Adverse Effect.

(ii) The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-15(e) under the Exchange Act), which (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) have been evaluated by management of the Company for effectiveness as of the end of the Company’s most recent fiscal quarter; and (iii) are effective in all material respects to perform the functions for which they were established.

(jj) Each of the Company, the Operating Partnership and the Subsidiaries maintains effective internal control over financial reporting, as such term is defined in Rule 13a-15(f) under the Exchange Act.

(kk) Each of the Company, the Operating Partnership and the Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly present the information called for in all material respects and are prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, since the Company’s inception, there has been (i) no material weakness in the internal control over financial reporting (whether or not remediated) of the Company, the Operating Partnership and the Subsidiaries and (ii) no change in the internal control over financial reporting of the Company, the Operating Partnership and the Subsidiaries that has materially affected, or is reasonably likely to materially affect, the internal control over financial reporting of the Company, the Operating Partnership and the Subsidiaries.

(ll) There is and has been no failure on the part of the Company or any of its officers and directors, in their capacities as such, to comply with any provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof (the “Sarbanes-Oxley Act”) that are then in effect and with which the Company is required to comply. The Company is actively taking steps to ensure that it will be in compliance with the other provisions of the Sarbanes-Oxley Act not currently in effect, upon the effectiveness of such provisions.

(mm) Commencing with the taxable year ended December 31, 2014, the Company qualified to be a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), and the Company’s organization and current and proposed method of operation as set forth in the Registration Statement, the General Disclosure Package and the Prospectus will enable it to meet the requirements for qualification and taxation as a REIT under the Code for its tax year ending December 31, 2019 and subsequent tax years; neither the Company nor any of the Subsidiaries has taken any action that could cause the Company to fail to qualify as a REIT for its tax year ended December 31, 2019 and subsequent tax years. All statements regarding the Company’s qualification and taxation as a REIT and descriptions of the Company’s organization and proposed method of operation (inasmuch as they relate to the Company’s qualification and taxation as a REIT) set forth in the Registration Statement, the General Disclosure Package and the Prospectus are accurate and fair summaries of the legal or tax matters described therein in all material respects.

(nn) Throughout the period from its formation through the date hereof, the Operating Partnership and each Subsidiary (other than Subsidiaries that have elected to be taxable REIT subsidiaries of the Company) has been formed as a partnership or a limited liability company for state law purposes, has been properly classified either as a partnership or as an entity disregarded as separate from the Company for United States federal income tax purposes and is not a “publicly traded partnership” taxable as a corporation within the meaning of Section 7704(b) of the Code.

(oo) The agreement of limited partnership of the Operating Partnership has been duly and validly executed by the Company, in its capacity as sole General Partner of the Operating Partnership; the agreement of limited partnership of the Operating Partnership is a valid and binding agreement, enforceable in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles.

(pp) Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company or any of its affiliates and/or any person that would give rise to a valid claim against the Company, any of its affiliates and/or the Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the transactions contemplated herein.

(qq) The Company is not, and after giving effect to the Offering and sale of the Shares and the application of the proceeds therefore described in the Registration Statement, the General Disclosure Package and the Prospectus will not be, an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”). Neither the Operating Partnership nor any of the Subsidiaries is an “investment company” as defined in the Investment Company Act.

(rr) (i) The Company, the Operating Partnership and the Subsidiaries have received all permits, licenses, franchises, authorizations, registrations, qualifications and approvals (collectively, “Permits”) of governmental or regulatory authorities as may be required to own their properties and conduct their businesses in the manner described in the Registration Statement, the General Disclosure Package and the Prospectus subject to such qualifications as may be set forth in the Registration Statement, the General Disclosure Package and the Prospectus, except for failure to so possess as would not reasonably be expected to have a Material Adverse Effect; (ii) the Company, the Operating Partnership and the Subsidiaries have fulfilled and performed all of their material obligations with respect to such Permits, and no event has occurred which allows or, after notice or lapse of time or both, would allow revocation or termination thereof or result in any other material impairment of the rights of the holder of any such Permit, subject in each case to such qualifications as may be set forth in the Registration Statement, the General Disclosure Package and the Prospectus and except where such non-performance or noncompliance would not reasonably be expected to have a Material Adverse Effect; and (iii) except as described in the Registration Statement, the General Disclosure Package and the Prospectus, such Permits contain no restrictions that materially affect the ability of the Company, the Operating Partnership or the Subsidiaries to conduct their businesses.

(ss) Neither the Company, the Operating Partnership, nor any of the Subsidiaries, nor any director, officer or employee of the Company or any of the Subsidiaries, nor to the knowledge of the Company, the Operating Partnership, any agent, or other person acting on behalf of the Company, the Operating Partnership, or any of the Subsidiaries at the Company’s direction: (i) has used any funds for any unlawful contribution, gift, property, entertainment or other unlawful expense relating to political activity; (ii) has made, taken or will take any action in furtherance of any direct or indirect unlawful payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any foreign or domestic government official or employee (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to improperly influence official action or secure an improper advantage for the Company or its subsidiaries; (iii) has made, offered, or taken an act in furtherance of any bribe, unlawful rebate, payoff, influence payment, property, gift, kickback or other unlawful payment; or (iv) is aware of or has taken any action, directly or indirectly, that would result in a violation of any provision of the Bribery Act 2010 of the United Kingdom, or the OECD Convention on Bribery of Foreign Public Officials in International Business Transactions (“OECD Convention”), the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA), including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, in contravention of the FCPA or any applicable anti-bribery and anticorruption laws or regulations to which the Company, any of its Subsidiaries, any director, officer, agent, employee, or other person acting on behalf of the Company, the Operating Partnership or any of its Subsidiaries at the Company’s direction is subject. The Company and the Subsidiaries have each conducted their businesses in compliance with the FCPA and any applicable anti-bribery and anti-corruption laws or regulations and have instituted and maintain and will continue to maintain policies and procedures designed to promote and ensure, and which are reasonably expected to continue to ensure, continued compliance with all applicable anti-bribery and anti-corruption laws.

(tt) The operations of the Company, the Operating Partnership and the Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements, including without limitation those of Title 18 U.S. Code section 1956 and 1957, the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended (the “USA PATRIOT Act”), the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency having jurisdiction over the Company, the Operating Partnership or any of the Subsidiaries, and any international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, all as amended, and any Executive order, directive, or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, the Operating Partnership or any of the Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company or the Operating Partnership, threatened.

(uu) Neither the Company, the Operating Partnership, nor any of the Subsidiaries, nor any director, officer or employee of the Company or any of the Subsidiaries, nor to the knowledge of the Company, the Operating Partnership, any agent, or other person acting on behalf of the Company, the Operating Partnership, or any of the Subsidiaries at the Company’s direction, is currently subject to or the target of any sanctions administered or imposed by the U.S. Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), the U.S. Department of Commerce, or the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury or any similar sanctions imposed by any other governmental body to which the Company or any of its Subsidiaries is subject (collectively, “Sanctions”), nor located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Iran, North Korea, Sudan and Syria); (iii) neither the Company, the Operating Partnership nor the Subsidiaries have engaged in during the past five years, are not now engaged in, and will not engage in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned

Country; and the Company or the Operating Partnership will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding or facilitating, is the subject of Sanctions or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as an underwriter, advisor, investor or otherwise) of Sanctions.

(vv) The Company’s board of directors has validly appointed an audit committee thereof (the “Audit Committee”) whose composition satisfies the requirements of the Exchange Act, and the rules and regulations of the Commission adopted thereunder. The Audit Committee has adopted a charter that satisfies the Exchange Act and the rules and regulations of the Commission adopted thereunder.

(ww) Any statistical and market-related data included in the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources that the Company and the Operating Partnership believe, after reasonable inquiry, to be reliable and accurate in all material respects and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(xx) The Company intends to apply the net proceeds from the sale of the Shares substantially in accordance with the description set forth in the Preliminary Prospectus Supplement and the Prospectus under the heading “Use of Proceeds.” The Company has no present plan or intention to materially alter its investment policies as described in the Registration Statement, the General Disclosure Package and the Prospectus.

(yy) Any certificate signed by any officer of the Company, the Operating Partnership or any of the Subsidiaries in such capacity and delivered to the Representative or to counsel for the Underwriters pursuant to this Agreement shall be deemed a representation and warranty by the Company, the Operating Partnership or the Subsidiaries, as the case may be, to the Underwriters as to the matters covered thereby.

(zz) (i)(x) Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, to the knowledge of the Company, there has been no security breach or other compromise of or relating to any of the Company’s information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them), equipment or technology (collectively, “IT Systems and Data”) and (y) the Company has not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to their IT Systems and Data; (ii) the Company is presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, in the case of this clause (ii), individually or in the aggregate, have a Material Adverse Effect; and (iii) the Company has implemented backup and disaster recovery technology.

(ii) Purchase and Sale of Shares.

(a) Firm Shares. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company, agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at $13.661 per share, that number of Firm Shares set forth in Schedule I opposite the name of such Underwriter, plus any additional number of Firm Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section (viii) hereof, subject, in each case, to such adjustments among the Underwriters as the Representative in its sole discretion shall make to eliminate any sales or purchases of fractional shares.

(b) Optional Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to 900,000 Optional Shares at the same price as set forth in Section (ii)(a), less an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares. The option hereby granted may be exercised for thirty (30) days after the date hereof and may be exercised in whole or in part at any time from time-to-time upon notice by the Representative to the Company setting forth the number of Optional Shares as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Optional Shares. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representative but shall not be later than seven (7) full business days after the exercise of said option, nor in any event prior to the Closing Time. If the option is exercised as to all or any portion of the Optional Shares, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Optional Securities then being purchased which the number of Firm Shares set forth in Schedule I opposite the name of such Underwriter bears to the total number of Firm Securities, subject, in each case, to such adjustments as the Representative in its sole discretion shall make to eliminate any sales or purchases of fractional shares.

(iii) Payment and Delivery.

(a) Payment of the purchase price for, and delivery of certificates for or book-entry credits representing, the Firm Shares shall be made at the offices of Morgan, Lewis & Bockius LLP, 1701 Market Street, Philadelphia, PA 19103, or at such other place as shall be agreed upon by the Representative and the Company, at 10:00 a.m. (New York City time) on the second (third, if the pricing occurs after 4:30 p.m. (New York City time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section (viii)), or such other time not later than ten (10) business days after such date as shall be agreed upon by the Representative and the Company (such time and date of payment and delivery being herein called “Closing Time”).

(b) In addition, in the event that any or all of the Optional Shares are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for or book-entry credits representing, such Optional Shares shall be made at the above mentioned offices, or at such other place as shall be agreed upon by the Representative and the Company, on each Date of Delivery as specified in the notice from the Representative to the Company.

(c) Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company against delivery to the Representative for the respective accounts of the Underwriters of certificates for or book-entry credits representing the Shares to be purchased by them. It is understood that each Underwriter has authorized the Representative, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Firm Shares and the Optional Shares, if any, which it has agreed to purchase. The Representative, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Firm Shares or the Optional Shares, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

(iv) Certain Covenants and Agreements of the Company. The Company and the Operating Partnership covenant and agree with the Underwriters as follows:

(a) The Company will file the Prospectus pursuant to Rule 424(b) of the Securities Act Regulations within the time period permitted by such Rule. The Company will advise the Underwriters promptly of any such filing pursuant to Rule 424(b). The Company will file any Issuer Free Writing Prospectus to the extent required by Rule 433 of the Securities Act Regulations.

(b) The Company will not file with the Commission (i) the Prospectus, any amendment or supplement to the Prospectus or the General Disclosure Package, or any amendment to the Registration Statement relating to the Shares or the Offering, and will not use, authorize, refer to or file any Issuer Free Writing Prospectus, unless the Representative has received a reasonable period of time to review any such proposed amendment, supplement or Issuer Free Writing Prospectus and consented to the filing thereof, such consent not to be unreasonably withheld or delayed, unless the Company shall have determined based upon the advice of counsel that such amendment, supplement or filing is required by law, and will use its reasonable best efforts to cause any such amendment to the Registration Statement to be declared effective as promptly as possible. Upon reasonable request of the Representative or counsel for the Underwriters, the Company will promptly prepare and file with the Commission, in accordance with the Securities Act Regulations, any amendments to the Registration Statement or amendments or supplements to the Prospectus or the General Disclosure Package that may be necessary or advisable in connection with the distribution of the Shares by the Underwriters and will use their reasonable best efforts to cause any such amendment to the Registration Statement to be declared effective as promptly as possible. If required, the Company will file any amendment or supplement to the Prospectus or the General Disclosure Package with the Commission in the manner and within the time frame required by Rule 424(b) or Rule 433 under the Securities Act Regulations. The Company will advise the Representative, promptly after receiving notice thereof, of the time when the Registration Statement or any amendment thereof has been filed or declared effective (if the effective time is subsequent to the execution and delivery of this Agreement) or the Prospectus or the General Disclosure Package, or any amendment or supplement thereto has been filed and will provide evidence to the Representative of each filing or effectiveness.

(c) The Company will advise the Representative promptly (i) when any post-effective amendment to the Registration Statement is filed with the Commission, (ii) when any Rule 462(b) Registration Statement is filed, (iii) of the receipt of any comments from the Commission concerning the Registration Statement, (iv) when any post-effective amendment to the Registration Statement becomes effective, or when any supplement to the Prospectus or the General Disclosure Package or any amended Prospectus or General Disclosure Package has been filed, (v) of any request of the Commission for amendment or supplementation of the Registration Statement, the General Disclosure Package or the Prospectus or for additional information, (vi) during the period when a prospectus is (or but for the exemption in Rule 172 of the Securities Act Regulations would be) required to be delivered under the Securities Act or the Securities Act Regulations (the “Prospectus Delivery Period”), of the happening of any event as a result of which the Registration Statement, the General Disclosure Package or the Prospectus would include an untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading, (vii) during the Prospectus Delivery Period, of the need to amend the Registration Statement or supplement the Prospectus to comply with the Securities Act, (viii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus and (ix) of the suspension of the approval of the Shares for listing on the NYSE or the qualification of any of the Shares for offering or sale in any jurisdiction in which the Underwriter intends to make such offers or sales, or the initiation or threatening of any proceedings for any of such purposes known to the Company. The Company will use its best efforts to prevent the issuance of any such stop order or of any order preventing or suspending such use, and if any such order is issued, to obtain as soon as possible the lifting thereof.

(d) The Company has delivered to the Representative, without charge, as many copies of each preliminary prospectus as the Representative has reasonably requested. The Company will deliver to the Representative, without charge, such number of copies of the Registration Statement, the General Disclosure Package and the Prospectus and any supplements or amendments thereto, as the Representative may reasonably request from time to time during the Prospectus Delivery Period. The Company hereby consents to the use of such copies of the General Disclosure Package and the Prospectus for purposes permitted by the Securities Act, the Securities Act Regulations and the securities or Blue Sky laws of the states or foreign jurisdictions in which the Shares are offered by the Underwriters and by all dealers to whom Shares may be sold, both in connection with the Offering and sale of the Shares and during the Prospectus Delivery Period. If requested by the Representative in writing, the Company will furnish to the Representative at least one original signed copy of the Registration Statement as originally filed and all amendments and supplements thereto, whether filed before or after the Effective Date, at least one copy of all exhibits filed therewith and of all consents and certificates of experts, and will deliver to the Representative such number of conformed copies of the Registration Statement, including financial statements and exhibits, and all amendments thereto, as the Representative may reasonably request.

(e) The Company will comply with the Securities Act, the Securities Act Regulations, the Exchange Act and the Exchange Act rules and regulations thereunder so as to permit the continuation of sales of and dealings in the Shares for as long as may be necessary to complete the distribution of the Shares as contemplated hereby.

(f) The Company will cooperate with the Representative in the registration or qualification of the Shares, or exemption therefrom, for offering and sale by the Underwriters and by dealers under the securities or Blue Sky laws of such jurisdictions in which the Representative determine to offer the Shares, after consultation with and consent by the Company and will maintain such qualifications, registrations or exemptions in effect so long as required to complete the distribution of Shares, and will file such consents to service of process or other documents necessary or appropriate in order to effect such registration or qualification; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(g) Subject to Section (iv)(b) hereof, in case of any event occurring at any time within the Prospectus Delivery Period, as a result of which the General Disclosure Package or the Prospectus, as then amended or supplemented, would contain an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances in which they are made, not misleading, or, if it is necessary at any time to amend the General Disclosure Package or the Prospectus to comply with the Securities Act or the Securities Act Regulations or any applicable securities or Blue Sky laws, the Company promptly will prepare and file with the Commission, and any applicable state and foreign securities commission, an amendment, supplement or document that will correct such statement or omission or effect such compliance and will furnish to the Underwriters such number of copies of such amendments, supplements or documents (in form and substance satisfactory to the Representative and counsel for the Underwriters) as the Underwriters may reasonably request. For purposes of this Section (iv)(g), the Company will provide such information to the Representative, the Underwriters’ counsel and counsel to the Company as shall be necessary to enable such persons to consult with the Company with respect to the need to amend or supplement the Registration Statement, the General Disclosure Package or the Prospectus or file any document, and shall furnish to the Representative and the Underwriters’ counsel such further information as each may from time to time reasonably request.

(h) The Company agrees that, unless it obtains the prior written consent of the Representative, which consent will not be unreasonably withheld or delayed, it will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 of the Securities Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Securities Act; provided that the prior written consent of the Representative shall be deemed to have been given in respect of the free writing prospectuses included in Schedule IV hereto. Any such free writing prospectus consented to by the Representative is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(i) The Company will make generally available to its securityholders and the Representative, as soon as practicable an earnings statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder and covers a period of at least 12 months beginning with the Company’s first fiscal quarter occurring after the “effective date” (as defined in Rule 158) of the Registration Statement); provided, however, that the Company shall have satisfied its obligations under this Section (iv)(i) if it timely files its Annual Report on Form 10-K for the fiscal year next ending after such effective date.

(j) Prior to the Closing Time, the Company will issue no press release or other communications directly or indirectly and hold no press conference with respect to the Offering of the Shares without the prior written consent of the Representative unless in the judgment of the Company, after consultation with its counsel and after notification to the Representative, such press release or communication is required by law.

(k) For a period of three years from the date hereof, the Company will deliver to the Representative: (i) a copy of each report or document, including, without limitation, reports on Forms 8-K, 10-K and 10-Q (or such similar forms as may be designated by the Commission), proxy statements, registration statements and any exhibits thereto, filed or furnished to the Commission or any securities exchange or FINRA, on the date each such report or document is so filed or furnished; (ii) as soon as practicable, copies of any reports or communications (financial or other) of the Company mailed to its securityholders; and (iii) every material press release in respect of the Company or its affairs that is released or prepared by the Company; provided, however, that no reports or documents need to be furnished to the extent they have been filed with the Commission and are publicly available on EDGAR.

(l) During the course of the distribution of the Shares, each of the Company, the Operating Partnership, the Subsidiaries will not and the Company shall cause their respective officers and directors not to, take, directly or indirectly, any action designed to, or that could reasonably be expected to, cause or result in stabilization or manipulation of the price of the Common Stock or to facilitate the sale or resale of the Shares.

(m) During a period of 60 days from the date of the Prospectus (the “Lock Up Period”), the Company will not, without the prior written consent of the Representative, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (“Restricted Securities”), (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, (iii) file any registration statement with the Commission relating to the offering of any shares of Common Stock, any options or warrants to acquire Restricted Securities or (iv) publicly announce an intention to effect any transaction specified in clause (i), (ii) or (iii) above. The restrictions contained in the preceding sentence shall not apply to (A) the Shares to be sold hereunder, (B) any shares of Common Stock issued or options to purchase Common Stock granted or OP Units pursuant to existing equity incentive benefit plans of the Company referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (C) any OP Units issued in conjunction with the Company’s bona fide acquisition of properties; provided, however, that the aggregate number of shares issued under the foregoing clause (C) shall not exceed five percent (5%) of the Company’s then issued and outstanding shares of Common Stock, (D) file a “shelf” registration statement on Form S-3 registering the offer of any securities of the Company from time to time, including Restricted Securities or (E) file a prospectus supplement pursuant to Rule 424(b) of the Securities Act offering Restricted Securities in any “at the market” offering; provided, however, that no sales of Restricted Securities may occur during the Lockup Period pursuant to the foregoing clauses (D) or (E) without the consent of the Representative.

(n) The Company will use its best efforts to effect the listing of the Shares on the NYSE prior to the Closing Time and maintain the listing of the Shares on the NYSE.

(o) The Company will use its best efforts to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2019, and the Company will use its best efforts to continue to qualify for taxation as a REIT under the Code unless the board of directors of the Company determines that it is no longer in the best interests of the Company to continue to qualify as REIT.

(p) The Company will promptly notify the Representative if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Securities within the meaning of the Securities Act and (ii) completion of the 60-day restricted period referred to in Section (iv)(m).

(v) Payment of Fees and Expenses by the Company.

(a) Except as otherwise provided in this Agreement, whether or not the transactions contemplated by this Agreement are consummated and regardless of the reason that this Agreement is terminated, the Company will pay or cause to be paid, and bear or cause to be borne, all costs and expenses incident to the performance of the obligations of the Company and the Operating Partnership under this Agreement, including: (i) the fees and expenses of the accountants and counsel for the Company incurred in the preparation of the Registration Statement and any post-effective amendments thereto (including financial statements and exhibits), the General Disclosure Package, any preliminary prospectuses and the Prospectus and any amendments or supplements thereto; (ii) printing and mailing expenses associated with the Registration Statement and any post-effective amendments thereto, the General Disclosure Package, any preliminary prospectus, the Prospectus, this Agreement and any related documents and any Blue Sky memorandum (including any supplement thereto); (iii) the costs and expenses incident to the authentication, issuance, sale and delivery of the Shares to the Underwriters; (iv) the fees, expenses and all other costs of qualifying the Shares for sale under the securities or Blue Sky laws of those states in which the Shares are to be offered or sold; (v) the filing fees of the Commission; (vi) the cost of furnishing to the Representative copies of the Registration Statement, any Issuer Free Writing Prospectuses, any preliminary prospectuses and Prospectuses as herein provided; (vii) if applicable, the Company’s travel expenses in connection with meetings with the brokerage community and institutional investors; (viii) the costs and expenses associated with settlement in same day funds (including, but not limited to, interest or cost of funds expenses), if desired by the Company; (ix) any fees or costs payable to the NYSE as a result of the Offering; (x) the cost of preparing, issuing and delivery to the Underwriter through the facilities of the Depositary Trust Company of any certificates evidencing the Shares; (xi) the costs and charges of the Company’s transfer agent; and (xii) all other costs and expenses reasonably incident to the performance of the Company’s obligations hereunder that are not otherwise specifically provided for in this Section (v)(a).

(b) The Underwriters shall be responsible for their out-of-pocket expenses, including the fees and expenses of the Underwriters’ counsel and expenses associated with meetings with the brokerage community and institutional investors, other than the Company’s travel expenses, postage, facsimile and telephone charges.

(c) If (i) the Offering is not consummated because any of the conditions in Section (vi) hereof is not satisfied, (ii) the Underwriters are willing to proceed with the Offering, and the transactions contemplated by this Agreement are not consummated because the Company elects not to proceed with the Offering for any reason or (iii) the Representative terminates this Agreement pursuant to Section (x) hereof, then the Company will reimburse the Underwriters severally upon demand for their out-of-pocket expenses that shall have been reasonably incurred by the Underwriters relating to the Offering (including, but not limited to, reasonable fees and disbursements of their counsel).

(vi) Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase and pay for the Firm Shares that it has agreed to purchase hereunder on the Closing Time, and to purchase and pay for any Optional Shares as to which it exercises its right to purchase under Section (ii)(b) on a Date of Delivery, is subject at the date hereof, the Closing Time and any Date of Delivery to the continuing accuracy and fulfillment of the representations and warranties of the Company and the Operating Partnership to the performance by the Company and the Operating Partnership of their covenants and obligations hereunder, and to the following additional conditions:

(a) The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and, at the Closing Time, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the Securities Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated; and the Company has complied with each request (if any) from the Commission for additional information. The Company shall have filed the Prospectus with the Commission (including the information previously omitted from the Registration Statement pursuant to Rule 430B of the Securities Act Regulations) in the manner and within the time period required by Rule 424(b) of the Securities Act Regulations.

(b) The Representative shall have received the favorable opinion, dated the Closing Time and each Date of Delivery, Hunton Andrews Kurth LLP, counsel for the Company and the Operating Partnership in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit A-1, Exhibit A-2 and Exhibit A-3 hereto and to such further effect as counsel to the Underwriters may reasonably request.

(c) The Representative shall have received the favorable opinion, dated the Closing Time and each Date of Delivery, of Ballard Spahr LLP, Maryland corporate counsel for the Company and Maryland limited partnership counsel for the Operating Partnership, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit B hereto and to such further effect as counsel to the Underwriters may reasonably request.

(d) The Representative shall have received from the Underwriters’ special counsel, Morgan, Lewis & Bockius LLP, an opinion, dated as of the Closing Time and any Date of Delivery, as the case may be, and addressed to the Representative individually and as Representative of the Underwriters, which opinion shall be satisfactory in all reasonable respects to the Representative.

(e) The Representative shall have received a copy of an executed Lock-up Agreement in the form of Exhibit C hereto from each of the persons listed in Schedule V hereto, and the Company shall have issued appropriate stop transfer instructions to the transfer agent and shall have delivered a copy of such instructions to the Representative.

(f) At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, the Operating Partnership and the Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representative shall have received a certificate of the chief executive officer or the president of the Company, of the chief financial or chief accounting officer of the Company and of the Company, in its capacity as the General Partner of the Operating Partnership, dated the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Company and the Operating Partnership in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company and the Operating Partnership has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time and (iv) no stop order suspending the effectiveness of the Registration Statement under the Securities Act has been issued, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted, to their knowledge, are pending or contemplated. In addition, the Representative shall have received a certificate of the chief financial officer of the Company (for the Company and for the Company in its capacity as the General Partner of the Operating Partnership) in form and substance reasonably acceptable to the Underwriters regarding certain matters disclosed in the General Disclosure Package and the Prospectus.

(g) At the time of the execution of this Agreement, the Representative shall have received from KPMG LLP a letter, dated such date, in form and substance satisfactory to the Representative, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(h) At the Closing Time and each Date of Delivery, the Representative shall have received from KPMG LLP a letter, dated as of the Closing Time or such Date of Delivery, as the case may be, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (g) of this Section (vi), except that the “cut-off” date referred to therein shall be a date not more than three (3) business days prior to the Closing Time or such Date of Delivery, as the case may be.

(i) All corporate and other proceedings and other matters incident to the authorization, form and validity of this Agreement and the form of the Registration Statement and Prospectus and all other legal matters related to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all respects to counsel to the Underwriters. The Company shall have furnished to such counsel all documents and information that they shall have reasonably requested to enable such counsel to pass upon such matters.

(j) FINRA shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(k) At the Closing Time, the Shares shall have been approved for listing on the NYSE, subject only to official notice of issuance.

(l) At the Closing Time and any Date of Delivery, the Representative shall have been furnished such additional documents, information and certificates as they shall have reasonably requested.

All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Representative’ and the Underwriters’ counsel. The Company and the Operating Partnership, respectively, shall furnish the Representative with such conformed copies of such opinions, certificates, letters and other documents as it shall reasonably request. If any condition to the Underwriters’ obligations hereunder to be fulfilled prior to or at the Closing Time or any Date of Delivery, as the case may be, is not fulfilled, the Representative on behalf of the Underwriters may terminate this Agreement with respect to the Closing Time or such Date of Delivery, as applicable, or, if it so elects, waive any such conditions that have not been fulfilled or extend the time for their fulfillment. Any such termination shall be without liability of the Underwriters to the Company and the Operating Partnership.

(vii) Indemnification.

(a) The Company and the Operating Partnership, on a joint and several basis, agree to indemnify and hold harmless each Underwriter, its directors, officers and selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

1. against any losses, claims, damages or liabilities to which such Underwriter or any such controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any preliminary prospectus, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto, (ii) with respect to the Registration Statement or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) with respect to any preliminary prospectus, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; provided, however, that the Company and the Operating Partnership will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, any preliminary prospectus, any Issuer Free Writing Prospectus, the Prospectus, or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company and the Operating Partnership by or through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section (vii) hereof; and

2. to reimburse upon demand for any legal or other out-of-pocket expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Shares, whether or not such Underwriter or controlling person is a party to any action or proceeding. In the event that it is finally judicially determined that the Underwriters were not entitled to receive payments for legal and other expenses pursuant to this subparagraph, the Underwriters will promptly return all sums that had been advanced pursuant hereto.

(b) Each Underwriter severally and not jointly will indemnify and hold harmless the Company and the Operating Partnership, each of their respective directors, each of its officers who have signed the Registration Statement, and each person, if any, who controls the Company and the Operating Partnership within the meaning of the Securities Act, against any losses, claims, damages or liabilities to which the Company, or the Operating Partnership or any such director, officer, or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any preliminary prospectus, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto, (ii) with respect to the Registration Statement or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) with respect to any preliminary prospectus, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and will reimburse any legal or other expenses reasonably incurred by the Company or the Operating Partnership or any such director, officer, or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that each Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any preliminary prospectus, any Issuer Free Writing Prospectus, the Prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company or the Operating Partnership by or through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter the Underwriter Information. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have:

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section (vii), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing. No indemnification provided for in Section (vii)(a) or (b) hereof shall be available to any party who shall fail to give notice as provided in this Section (vii)(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section (vii)(a) or (b) hereof. In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to assume the defense and employ counsel acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action. Such firm shall be designated in writing by you in the case of parties indemnified pursuant to Section (vii)(a) or (b) hereof and by the Company in the case of parties indemnified pursuant to Section (vii)(c) hereof. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(d) To the extent the indemnification provided for in this Section (vii) is unavailable to or insufficient to hold harmless an indemnified party under Section (vii)(a) or (b) hereof in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnership, on the one hand, and the Underwriters, on the other, from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Operating Partnership on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Operating Partnership on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the net proceeds from the offering (before deducting expenses) received by the Company and the Operating Partnership bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Operating Partnership on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Operating Partnership and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section (vii)(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section (vii)(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section (vii)(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section (vii)(d), (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter, and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this Section (vii)(d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e) In any proceeding relating to the Registration Statement, any preliminary prospectus, any Issuer Free Writing Prospectus, the Prospectus or any supplement or amendment thereto, each party against whom contribution may be sought under this Section (vii) hereby consents to the exclusive jurisdiction of (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan and (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), agrees that process issuing from such courts may be served upon it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join it as an additional defendant in any such proceeding in which such other contributing party is a party.

(f) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section (vii) shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section (vii) and the representations and warranties of the Company and the Operating Partnership set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter, its directors or officers or any person controlling any Underwriter, the Company or the Operating Partnership, its directors or officers or any persons controlling the Company or the Operating Partnership, (ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter, its directors or officers or any person controlling any Underwriter, or to the Company or the Operating Partnership, its directors or officers, or any person controlling the Company or the Operating Partnership, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section (vii).

(viii) Default by Underwriters. If on a Date of Delivery, any Underwriter shall fail to purchase and pay for the portion of the Shares which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Company or the Operating Partnership), BMO Capital Markets Corp., as Representative of the Underwriters, shall use their reasonable efforts to procure within 36 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Company and the Operating Partnership, such amounts as may be agreed upon and upon the terms set forth herein, the Shares which the defaulting Underwriter or Underwriters failed to purchase. If during such 36 hours BMO Capital Markets Corp., as such Representative, shall not have procured such other Underwriters, or any others, to purchase the Shares agreed to be purchased by the defaulting Underwriter or

Underwriters, then (a) if the aggregate number of shares with respect to which such default shall occur does not exceed 10% of the Shares to be purchased on the Date of Delivery, the other Underwriters shall be obligated, severally, in proportion to the respective numbers of Shares which they are obligated to purchase hereunder, to purchase the Shares which such defaulting Underwriter or Underwriters failed to purchase, or (b) if the aggregate number of shares of Shares with respect to which such default shall occur exceeds 10% of the Shares to be purchased on Date of Delivery, the Company and the Operating Partnership, or BMO Capital Markets Corp., as the Representative of the Underwriters will have the right, by written notice given within the next 36-hour period to the parties to this Agreement, to terminate this Agreement without liability on the part of the non-defaulting Underwriters or of the Company or the Operating Partnership, except to the extent provided in Sections (v) and (vii) hereof. In the event of a default by any Underwriter or Underwriters, as set forth in this Section (viii), the Date of Delivery may be postponed for such period, not exceeding seven days, as BMO Capital Markets Corp., as Representative, may determine in order that the required changes in the Registration Statement, the General Disclosure Package or in the Prospectus or in any other documents or arrangements may be effected. The term “Underwriter” includes any person substituted for a defaulting Underwriter. Any action taken under this Section (viii) shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

(ix) Representations and Agreements to Survive Delivery. Except as the context otherwise requires, all representations, warranties and agreements contained in this Agreement shall be deemed to be representations, warranties and agreements at the Closing Time and any Date of Delivery. All such representations, warranties and agreements of the Underwriters, the Company and the Operating Partnership, including, without limitation, the indemnity and contribution agreements contained in Sections (vii) and (viii) hereof and the agreements contained in Sections (v) and (x) hereof, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Underwriter or any controlling person and (ii) delivery of and payment for the Shares.

(x) Effective Date of This Agreement and Termination Hereof.

(a) This Agreement shall become effective on the date hereof, on the first business day following the Applicable Time or at the time of the public offering by the Underwriters of the Shares, whichever is earlier, except that the provisions of Sections (v), (vii), (viii) and (x) hereof shall be effective upon execution hereof. The time of the public offering, for the purpose of this Section (x), shall mean the time when any of the Shares are first released by the Underwriters for offering by dealers. The Representative, the Company and the Operating Partnership may prevent the provisions of this Agreement (other than those contained in Sections (v), (vii), (viii) and (x)) from becoming effective without liability of any party to any other party, except as noted below, by giving the notice indicated in Section (x)(c) hereof before the time the other provisions of this Agreement become effective.

(b) The Representative may terminate this Agreement, by notice to the Company and the Operating Partnership, at any time at or prior to the Closing Time (i) if there has been, in the judgment of the Representative, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the

General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representative, impracticable or inadvisable to proceed with the completion of the Offering or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the NYSE, or (iv) if trading generally on the NYSE American LLC or the NYSE or in the Nasdaq Global Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or (v) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear systems in Europe, or (vi) if a banking moratorium has been declared by either Federal or New York authorities.

(c) If the Company, the Operating Partnership or the Representative elect to prevent this Agreement from becoming effective or to terminate this Agreement as provided in this Section (x), the terminating party shall notify all other parties to this Agreement promptly by telephone or facsimile, confirmed by letter or otherwise in writing.

(xi) Notices. All communications hereunder, except as herein otherwise specifically provided, shall be in writing and, if sent to any Underwriter, shall be mailed, delivered, telexed, faxed, telegrammed, telegraphed or telecopied and confirmed to BMO Capital Markets Corp., 3 Times Square, 25th Floor, New York, New York 10036, Attention: Equity Capital Markets desk, with a copy to the Legal Department (Fax: (212) 702-1205) and a copy (which shall not constitute notice) to Morgan, Lewis & Bockius LLP, 1701 Market Street, Philadelphia, Pennsylvania 19103, Attention: Justin W. Chairman; and if sent to the Company, shall be mailed or delivered by any standard form of telecommunication to City Office REIT, Inc., 666 Burrard Street, Suite 3210, Vancouver, British Columbia V6C 2X8, with a copy (which shall not constitute notice) to Hunton Andrews Kurth LLP, Riverfront Plaza, East Tower, 951 East Byrd Street, Richmond, Virginia 23219-4074, Attention: James V. Davidson.

(xii) Parties. This Agreement shall inure solely to the benefit of, and shall be binding upon, the Underwriters, the Company and the controlling persons, directors and officers thereof, the Operating Partnership and their respective successors, assigns, heirs and legal Representative, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. The terms “successors” and “assigns” shall not include any purchaser of the Shares merely because of such purchase.

(xiii) Definition of Business Day. For purposes of this Agreement, “business day” means any day on which the NYSE is opened for trading and on which banks in the City of New York are open for business and not permitted by law or executive order to be closed.

(xiv) Counterparts. This Agreement may be executed in one or more counterparts (including by means of facsimile signature pages), and all such counterparts will constitute one and the same instrument. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party, the other party shall re-execute original forms thereof and deliver them to the other party. No party shall raise the use of a facsimile machine to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine as a defense to the formation of a contract and each such party forever waives any such defense.

(xv) Construction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(xvi) Trial by Jury. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and the Operating Partnership and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

(xvii) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, and no consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties thereto.

(xviii) Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

(xix) Consent to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum. Each party not located in the United States irrevocably appoints National Corporate Research, Ltd. as its agent to receive service of process or other legal summons for purposes of any such suit, action or proceeding that may be instituted in any state or federal court in the City and County of New York. With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

(xx) Entire Agreement. This Agreement constitutes the entire agreement of the parties to this Agreement with respect to the subject matter hereof and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.

(xxi) Sophisticated Parties; No Fiduciary Relationship. Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification and contribution provisions of Section (vii), and is fully informed regarding said provisions. The Company and the Operating Partnership acknowledge and agree that each Underwriter in providing investment banking services to the Company and the Operating Partnership in connection with the offering, including in acting pursuant to the terms of this Agreement, has acted and is acting as an independent contractor and not as a fiduciary and the Company and the Operating Partnership do not intend such Underwriter to act in any capacity other than as an independent contractor, including as a fiduciary or in any other position of higher trust. Additionally, neither the Representative nor any other Underwriter is advising the Company and the Operating Partnership, or any other person, as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company and the Operating Partnership shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company or the Operating Partnership with respect thereto. Any review by the Underwriters of the Company or the Operating Partnership, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company or the Operating Partnership.

[Signature Page Follows.]

If the foregoing correctly sets forth your understanding of our agreement, please sign and return to the Company the enclosed duplicate hereof, whereupon it will become a binding agreement in accordance with its terms.

Very truly yours,

CITY OFFICE REIT, INC.

By:	/s/ James Farrar
Name: James Farrar
Title: CEO & Director

CITY OFFICE REIT OPERATING PARTNERSHIP, L.P.

By:	City Office REIT, Inc.

By:	/s/ James Farrar
Name: James Farrar
Title: CEO & Director

[Signature Page to the Underwriting Agreement]

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

BMO CAPITAL MARKETS CORP.

By:	/s/ Alexandre Drouin
Name: Alexandre Drouin
Title: Managing Director

[Signature Page to the Underwriting Agreement]

SCHEDULE I

Schedule of Underwriters

Underwriter	Firm Shares
BMO Capital Markets Corp.	2,400,000
Raymond James & Associates, Inc.	1,800,000
RBC Capital Markets, LLC	1,800,000

Total:	6,000,000

S-I-1

SCHEDULE II

Information Conveyed

1. As to each investor, the price paid by such investor.

2. Number of Firm Shares: 6,000,000

S-II-1

SCHEDULE III

List of Subsidiaries

Name of Subsidiary	Jurisdiction
City Office REIT Operating Partnership, L.P.	Maryland

City Office Development, LLC	Delaware

CIO Management Buyer LLC	Delaware

City Office Management ULC	British Columbia

Gibralt Amberglen LLC	Delaware

Amberglen Properties Limited Partnership	Oregon

CIO Amberglen, LLC	Delaware

CORE Cherry GP Corp.	Delaware

CORE Cherry Limited Partnership	Delaware

Central Fairwinds GP Corporation	Florida

Central Fairwinds Limited Partnership	Florida

City Center STF GP Corp.	Florida

City Center STF, LP	Florida

SCCP Boise GP, Inc.	Delaware

SCCP Boise Limited Partnership	Delaware

SCCP Boise Outlot GP, Inc.	Delaware

SCCP Boise Outlot Limited Partnership	Delaware

SCCP Central Valley GP Corp.	Delaware

SCCP Central Valley Limited Partnership	Delaware

CIO Lake Vista GP, LLC	Delaware

CIO Lake Vista, Limited Partnership	Delaware

CIO Plaza 25 GP, LLC	Delaware

CIO Plaza 25, Limited Partnership	Delaware

S-III-1

CIO Research Park GP, LLC	Delaware

CIO Research Park, Limited Partnership	Delaware

CIO Logan Tower GP, LLC	Delaware

CIO Logan Tower, Limited Partnership	Delaware

CIO 190 GP, LLC	Delaware

CIO 190, Limited Partnership	Delaware

CIO Intellicenter GP, LLC	Delaware

CIO Intellicenter, Limited Partnership	Delaware

CIO Superior Pointe GP LLC	Delaware

CIO Superior Pointe Limited Partnership	Delaware

CIO Crossroads GP, LLC	Delaware

CIO Crossroads Limited Partnership	Delaware

CIO Tech Parkway Holdings, Limited Partnership	Delaware

CIO Tech Parkway Holdings GP, LLC	Delaware

CIO Intellicenter GP Outlet, LLC	Delaware

CIO Intellicenter Outlet, Limited Partnership	Delaware

CIO Carillon GP, LLC	Delaware

CIO Carillon, Limited Partnership	Delaware

CIO Park Tower GP LLC	Delaware

CIO Park Tower Limited Partnership	Delaware

CIO 5090 GP, LLC	Delaware

CIO 5090, Limited Partnership	Delaware

CIO San Tan I GP, LLC	Delaware

CIO San Tan I, Limited Partnership	Delaware

CIO San Tan II GP, LLC	Delaware

CIO San Tan II, Limited	Delaware

S-III-2

CIO 2525 McKinnon GP, LLC	Delaware

CIO 2525 McKinnon, Limited Partnership	Delaware

CIO Research Commons, LLC	Delaware

CIO Technology Point I & II, LLC	Delaware

CIO University Tech, LLC	Delaware

CIO Sorrento Mesa, LLC	Delaware

CIO Mission City, LLC	Delaware

CIO SM Land, LLC	Delaware

CIO Papago Tech, LLC	Delaware

CIO Maitland I GP, LLC	Delaware

CIO Maitland I, Limited Partnership	Delaware

CIO Maitland II GP, LLC	Delaware

CIO Maitland II, Limited Partnership	Delaware

CIO Maitland III GP, LLC	Delaware

CIO Maitland III, Limited Partnership	Delaware

CIO OP Holdings, LLC	Delaware

CIO Pima GP, LLC	Delaware

CIO Pima, Limited Partnership	Delaware

CIO Circle Point GP, LLC	Delaware

CIO Circle Point, Limited Partnership	Delaware

CIO Quad GP, LLC	Delaware

CIO Quad, Limited Partnership	Delaware

CIO Circle Point Land GP, LLC	Delaware

CIO Circle Point Land, Limited Partnership	Delaware

CIO Circle Point MH Land, LLC	Delaware

CIO Camelback GP, LLC	Delaware

S-III-3

CIO Camelback, Limited Partnership	Delaware

CIO Lake Mary GP, LLC	Delaware

CIO Lake Mary, Limited Partnership	Delaware

CIO Canyon Park GP, LLC	Delaware

CIO Canyon Park, Limited Partnership	Delaware

CIO Cascade Station GP, LLC	Delaware

CIO Cascade Station, Limited Partnership	Delaware

CIO Citymark GP, LLC	Delaware

CIO Citymark, Limited Partnership	Delaware

CIO 7601 DTC GP, LLC	Delaware

CIO 7601 DTC, Limited Partnership	Delaware

CIO Administrative Services, LLC	Delaware

S-III-4

SCHEDULE IV

Free Writing Prospectus

None.

S-IV-1

SCHEDULE V

Persons Who Are To Deliver Lock-Up Agreements

James Farrar

Anthony Maretic

Gregory Tylee

John McLernon

Mark Murski

John Sweet

Stephen Shraiberg

William Flatt

Sabah Mirza

S-V-1